UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 14, 2013

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On May 14, 2013, The Bank of New York Mellon Corporation (the “Company”) sent a redemption notice to Manufacturers & Traders Trust Company, the Property Trustee for BNY Institutional Capital Trust A, which will result in the redemption of its $300,000,000 liquidation amount of 7.78% Capital Securities, Series A ($1,000 liquidation amount per security), CUSIP No. 05563QAA8, on June 14, 2013. The redemption price of each security will be equal to 101.556% of the liquidation amount of the securities plus accumulated and unpaid distributions in the amount of $2.80944 per security. Accrued semi-annual distributions of $38.90 per security will be paid on June 1, 2013 to holders of record as of the close of business on May 16, 2013 in the customary manner.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

Exhibit Number	Description

99.1	Press release dated May 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: May 14, 2013	By:	/s/ Craig T. Beazer

	Name:	Craig T. Beazer

	Title:	Assistant Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated May 14, 2013.	Filed herewith